As filed with the Securities and Exchange Commission on June 21, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CannTrust Holdings Inc.

(Exact name of registrant as specified in its charter)

Canada	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3280 Langstaff Road Unit 1 Vaughan, Ontario Canada	L4K 4Z8
(Address of Principal Executive Offices)	(Zip Code)

CannTrust Holdings Inc.

2019 Omnibus Incentive Plan

(Full title of the plan)

C T Corporation System

1015 15th Street, NW

Suite 1000

Washington, District of Columbia 20005

(Name and address of agent for service)

(202) 572-3111

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☐

		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price	Amount of registration fee
Common shares, no par value	14,122,255 shares	$5.00	$70,611,275.00	$8,558.09

(1)	Common shares, no par value, issuable by CannTrust Holdings Inc. (the “Registrant”), pursuant to the CannTrust Holdings Inc. 2019 Omnibus Incentive Plan (effective June 20, 2019) (the “Plan”).

(2)	The Plan is a rolling incentive plan that sets the number of common shares issuable under the Plan at a maximum of 10% of the Registrant’s common shares issued and outstanding, less the number of common shares reserved for issuance under all other security based compensation arrangements of the Registrant; provided that all common shares reserved and available under the Plan shall constitute the maximum number of common shares that can be issued for incentive stock options. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional common shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Plan.

(3)	Calculated in accordance with Rule 457(c) and (h) based on the average of the high and low prices for the Registrant’s common shares reported on the New York Stock Exchange on June 18, 2019, which was $5.00 per share.

PART I.           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*The information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of Form S-8 and Rule 428, and will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act.

PART II.          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 40-F filed with the Commission on March 28, 2019, as amended on April 5, 2019.

(b)	The Registrant’s Reports on Form 6-K furnished with the Commission on May 6, 2019 with respect to the Registrant’s Canadian Material Change Report, May 15, 2019 and May 22, 2019.

(c)	The Registrant’s Report on Form 6-K furnished with the Commission on May 14, 2019 with respect to the Registrant’s Unaudited Condensed Interim Consolidated Financial Statements, Management’s Discussion and Analysis, and Canadian Forms 52-109F2 Certification of Interim Filings Full Certificate.

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report on Form 40-F filed with the Commission on March 28, 2019, as amended April 5, 2019 incorporated by reference herein pursuant to (a) above.

(e)	The description of the Registrant’s common shares contained in the Registration Statement on Form F-10 filed with the Commission on March 1, 2019 and amended on March 18, 2019 including any amendment or report filed for the purposes of updating such description.

In addition, unless otherwise stated herein, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. In addition, any report furnished by the Registrant on Form 6-K shall be deemed to be incorporated by reference in the registration statement if and to the extent that such report on Form 6-K so provides.

Any statement contained in a document incorporated or deemed to be incorporated by reference or deemed to be part of the registration statement shall be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained in the registration statement or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference or deemed to be part of the registration statement modifies or replaces such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of the registration statement after the most recent effective date may modify or replace existing statements contained in the registration statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of the registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Under the Business Corporations Act (Ontario) (the “OBCA”), the Registrant may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that their conduct was lawful. The indemnification may be made in connection with an action by or on behalf of the Registrant or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity as described above only with court approval. The aforementioned individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Registrant or other entity as described above if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual described above ought to have done provided the individual fulfills the conditions set out above. The Registrant may advance moneys to an individual described above for the costs, charges and expenses of a proceeding described above; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out above.

The by-laws of the Registrant provide that, except as provided in the OBCA, every director and officer of the Registrant, every former director and officer of the Registrant, and every person who acts or acted at the Registrant's request as a director or officer of another corporation of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, shall at all times be indemnified and saved harmless by the Registrant from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of or having been a director or officer of the Registrant or such other corporation if, (a) he acted honestly and in good faith with a view to the best interests of the Registrant; and (b) in case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The Registrant has policies in force and effect that insure the Registrant’s directors and officers against losses which they or any of them will become legally obligated to pay by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by such directors and officers in the discharge of their duties, individually or collectively, or as a result of any matter claimed against them solely by reason of their being directors or officers. Such coverage is limited by the specific terms and provisions of the insurance policies.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits

The following exhibits are filed as part of this registration statement:

Number	Description
4.1	CannTrust Holdings Inc. 2019 Omnibus Incentive Plan (effective June 20, 2019)

5.1	Opinion of Fogler, Rubinoff LLP

23.1	Consent of Fogler, Rubinoff LLP (included in Exhibit 5.1 hereto)

23.2	Consent of RSM CanadaLLP

23.3	Consent of KPMG LLP

24.1	Powers of Attorney (included on the signature pages to this registration statement)

Item 9.	Undertakings.

(a)          The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vaughan, Province of Ontario, Canada, on the 21st day of June, 2019.

CANNTRUST HOLDINGS INC.

By:	/s/ Greg Guyatt
Name: Greg Guyatt
Title: Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Peter Aceto and Greg Guyatt or either of them, his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all their said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on June 21, 2019.

Signature	Title

/s/ Peter Aceto	Chief Executive Officer
Peter Aceto	(principal executive officer)

/s/ Greg Guyatt	Chief Financial Officer
Greg Guyatt	(principal financial and accounting officer)

/s/ Eric Paul	Chairman
Eric Paul

/s/ Mark Dawber	Director
Mark Dawber

/s/ Mitchell Sanders	Director
Mitchell Sanders

Director
John Kaden

/s/ Mark Litwin	Director
Mark Litwin

Director
Shawna Page

/s/ Robert Marcovitch	Director
Robert Marcovitch

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of CannTrust Holdings Inc. in the United States, in the City of Newark, State of Delaware, on June 21, 2019.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director